Exhibit 99.2

Hudson Global Launches New Era of Investment and Growth

OLD GREENWICH, CT, Dec. 4, 2018 – Hudson Global, Inc. (“the Company”) (NASDAQ: HSON), a leading total talent solutions provider, has changed its operating brand name from Hudson to Hudson RPO, effective today, and has launched a new brand identity, logo, website (www.hudsonrpo.com), and investor relations presentation as part of this change.

This change marks the completion of a strategic realignment process launched several years ago to focus on the Company’s core recruitment process outsourcing (RPO) business. This process culminated in the sale of all the Company’s agency recruitment and talent management operations in Europe and Asia Pacific in three transactions earlier this year.

“RPO is our core business because it offers a compelling value proposition for our clients, as well as strong growth potential for our stockholders," said Jeff Eberwein, Chief Executive Officer. “The size of the current global RPO market is an estimated US$5 billion and is projected to grow 10-15 percent annually going forward1. In our RPO business, we focus on partnering with our clients to design recruitment and talent solutions to support their strategic growth objectives, and we are delighted to introduce our new operating brand name, logo, and website to showcase our vision of powering client success through our total talent solutions.”

To Our Clients:

The Company first offered RPO as a service in 1999 to a global pharmaceutical company in Australia, and, since 2010, industry analysts and RPO clientele alike have recognized Hudson RPO as a top global RPO provider. For example, Hudson RPO ranked among HRO Today’s Baker’s Dozen for 2018, marking the ninth consecutive year Hudson RPO made this prestigious list of the top RPO providers in the world. Through client surveys, RPO providers were rated on overall breadth of service, size of deal managed, and quality of service provided, and Hudson RPO ranked highly on all of these metrics.

“Now that the Company’s strategic realignment is complete, we are increasing our investment in people and technology to enhance our innovation and subject matter expertise, and to best meet our clients’ growth initiatives,” mentioned Mr. Eberwein. “Our vision is to be the top RPO provider of professional roles in the industry.”

To Our Investors:

Given the projected growth of the RPO industry over the coming years, the Company is committed to investing in its RPO business to capitalize on these favorable market trends. In addition to its internal investments, the Company will also begin to look at profitable, bolt-on acquisition opportunities in 2019 after it has finished building out the new platform for its operating business.

The Company is very focused on generating profitable growth from operations, and is also committed to reducing corporate costs without impacting its operating business. The Company believes the run rate for corporate costs in 2019 should be approximately $4 million, which is about 50 percent lower than in 2018 including severance costs, or about one-third lower excluding severance costs. As part of the reduction in corporate costs, the Company has relocated its corporate headquarters from New York City to Old Greenwich, Connecticut – a move that will reduce annual rent expense by more than 80 percent.

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1https://www.prnewswire.com/news-releases/global-501-bn-recruitment-process-outsourcing-rpo-market-2025-300529971.html.

For 2019, the Company expects to grow gross profit more than 10 percent versus 2018, and adjusted EBITDA before corporate costs should grow faster than this rate. This growth, along with the aforementioned decline in corporate costs, should enable the Company to generate positive adjusted EBITDA in 2019. Longer term, the Company’s goal is to grow its RPO business in line with industry growth, or faster, and for adjusted EBITDA margins to approach 20% of gross profit at the RPO division level, while holding corporate costs flat. Successfully achieving this goal should allow corporate-level adjusted EBITDA margins as a percentage of gross profit to approach the mid-teens range.

For further information pertaining to Hudson Global, the Company has posted a new investor presentation to the investor relations section of its new website.

About Hudson RPO

Hudson Global, Inc. is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and always aim to exceed expectations.

For more information, please visit us at www.hudsonrpo.com.

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a Company focused on its RPO business; global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the Company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time and the impact of any loss of a significant client; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the Company. Additional information concerning these and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.